SYGNET WIRELESS, INC.

                               Code of Regulations


                                    ARTICLE I
                                     Offices

         Section 1. Principal Office. The principal office of the corporation shall be at such place in Ohio as may be designated from time to time by the Board of Directors. The present principal office of the Corporation is at 6550 Seville Drive, Suite B, Canfield, Ohio.

         Section 2. Other Offices. The corporation may also have offices at such other places without, as well as within, the State of Ohio as the Board of Directors may from time to time determine.


                                   ARTICLE II
                            Meetings of Shareholders

         Section 1. Annual Meetings. The annual meeting of the shareholders of this corporation for the purpose of electing directors and transacting such other business as may come before the meeting, shall be held on the fourth Wednesday in April of each year, if not a legal holiday, but if a legal holiday, then on the next business day following or at such other date and time as the Board of Directors may determine.

         Section 2. Place of Meetings. Meetings of shareholders shall be held at the principal office of the corporation unless the Board of Directors decides that a meeting shall be held at some other place within or without the State of Ohio and causes the notice thereof to so state.

         Section 3. Notice of Meetings. Unless waived, a written, printed or typewritten notice of each annual or special meeting, stating the day, hour, place and the purpose or purposes thereof, shall be served upon or mailed to each shareholder of record entitled to vote or entitled to notice, not more than sixty (60) days nor less than seven (7) days before any such meeting. If mailed, it shall be directed to a shareholder at his or her address as the same appears upon the records of the corporation.

         Section 4. Quorum. At any meeting of the shareholders, the holders of Class A Common Stock, Class B Common Stock and Voting Preferred Stock entitling them to exercise a majority of the voting power of the corporation, present in person or represented by proxy, shall constitute a quorum.

         At any meeting at which a quorum is present, all questions and business which shall come before the meeting shall be determined by the vote of the holders of a majority of voting shares as are represented in person or by proxy, except when a greater proportion is required by law or the Articles of Incorporation.

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         At any meeting, whether a quorum is present or not, the holders of a majority of the voting shares represented by shareholders present or by proxy may adjourn from time to time and from place to place without notice other than by announcement at the meeting. At any such adjourned meeting at which quorum is present, any business may be transacted which might be transacted at the meeting as originally notified or held.

         Section 5. Proxies. Any shareholder of record who is entitled to attend a shareholders' meeting, or to vote thereat or to assent or give consents in writing, shall be entitled to be represented at such meeting or to vote thereat or to assent or give consents in writing, as the case may be, or to exercise any other of his rights, by proxy or proxies appointed by a writing signed by such shareholder, which need not be sealed, witnessed or acknowledged.

         Section 6. Voting.

                 6.01 Class A. At any meeting of shareholders, each Class A shareholder of the corporation shall, except as otherwise provided by law or by the Articles of Incorporation or by these Regulations, be entitled to one (1) vote in person or by proxy for each Class A Share of the corporation registered in his name on the books of the corporation (1) on the date fixed pursuant to subparagraph (f) of Section 2 of Article IV of these Regulations as the record date for the determination of shareholders entitled to vote at such meeting, notwithstanding the prior or subsequent sale, or other disposal of such share or shares or transfer of the same on the books of the corporation on or after the date so fixed, or (2) if no such record date shall have been fixed, then at the time of such meeting.

                 6.02 Class B. At any meeting of shareholders, each Class B shareholder of the corporation shall, except as otherwise provided by law or by the Articles of Incorporation or by these Regulations, be entitled to ten (10) votes in person or by proxy for each Class B Share of the corporation registered in his name on the books of the corporation (1) on the date fixed pursuant to subparagraph (f) of Section 2 of Article IV of these Regulations as the record date for the determination of shareholders entitled to vote at such meeting, notwithstanding the prior or subsequent sale, or other disposal of such share or shares or transfer of the same on the books of the corporation on or after the date so fixed, or (2) if no such record date shall have been fixed, then at the time of such meeting.

                 6.03 Preferred Stock. At any meeting of shareholders, each holder of Preferred Stock, if any, shall , except as otherwise provided by law or by the Articles of Incorporation or by these Regulations, be entitled to vote as per the rights accorded to that shareholder by his ownership of each share of Preferred Stock of the corporation registered in his name on the books of the Corporation (1) on the date fixed pursuant to subparagraph (f) of Section 2 of
Article IV of these Regulations as the record date for the determination of shareholders entitled to vote at such meeting, notwithstanding the prior or subsequent sale, or other disposal of such share or shares or transfer of the same on the books of the corporation on or after the date so fixed, or (2) if no such record date shall have been fixed, then at the time of such meeting.

         Section 7. Financial Reports. At the annual meeting, there shall be laid before the shareholders a statement of profit and loss and a balance sheet containing a summary of the assets and liabilities, as at the end of the preceding fiscal year, together with a statement of dividends paid, and other changes in the surplus account of the corporation during such year.

         A certificate signed by the President or a Vice President and the Treasurer or an Assistant Treasurer, or a public accountant or firm of public accountants, shall be appended to such statement of profit and loss and balance sheet, stating that they are true and correct according to the books of the

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corporation, and that they fairly represent the corporation's affairs according to its books.

         Section 8. Action Without Meeting. No shareholder action may be taken otherwise than at a meeting of shareholders properly convened pursuant to
Article 2 of this Code of Regulations.


                                   ARTICLE III
                                    Directors

         Section 1. Number of Directors. As provided in Article Nine of the Amended Articles of Incorporation of Sygnet Wireless, Inc., the number of directors of the corporation, none of whom need be shareholders, shall be no less than nine (9) and no more than fifteen (15).

         Section 2. Election of Directors. Directors shall be elected in the manner indicated herein and in the Articles of Incorporation at the annual meeting of shareholders. When the annual meeting is not held or directors are not elected thereat, they may be elected at a special meeting called and held for that purpose. Such election shall be by ballot whenever requested by any shareholders entitled to vote at such elections, but, unless such a request is made, the election may be conducted in any manner approved by a majority of shareholders in attendance at such meeting.

         Nominations for candidates for the Directors shall be made by the Board of Directors (or duly constituted committee thereof) and may be made by holders or proxies of Class A Common Stock, Class B Common Stock and Voting Preferred Stock provided that any such nomination by any shareholder shall be made not less than sixty (60) days prior to the annual meeting or within ten (10) days after the notice of the meeting is given, whichever is later. Those candidates receiving the greatest number of votes shall be elected. Pursuant to the Amended Articles of Incorporation, there shall be no cumulative voting.

         Section 3. Term of Office. Directors shall hold office as provided in Articles Nine, Ten and Eleven of the Amended Articles of Incorporation of Sygnet Wireless, Inc.

         Section 4. Addition of Outside Directors. At any time prior to the Company's annual shareholders' meeting in 1997, the Board of Directors may expand the membership of the Board of Directorss by up to three (3) Directors and may elect Directors to fill the positions thus created. The purpose of this provision is to permit the Board of Directors to appoint the initial outside Directors of the Company.


                                   ARTICLE IV
                 Powers, Meetings, and Compensation of Directors

         Section 1. General Powers of Board. The powers of the corporation shall be exercised, its business and affairs conducted, and its property controlled, by the Board of Directors, except as provided in the Articles of Incorporation, amendments thereto, or the General Corporation Law of Ohio.

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         Section 2. Other Powers. Without prejudice to the general powers conferred by or implied in the preceding section, the directors, acting as a Board, shall have power:

                  (a) To fix, define and limit the powers and duties of all
                      officers, and to determine the compensation of all officers.

                  (b) To appoint, and at their discretion, with or without
                      cause, to remove, or suspend, such subordinate officers, assistants, managers, agents and employees as the directors may from time to time deem advisable, and to determine their duties and fix their compensation.

                  (c) To require any officer, agent or employee of the
                      corporation to furnish a bond for faithful performance in such amount and with such sureties as the Board may approve.

                  (d) To designate a depository or depositories of the funds of the corporation and the officer or officers of other persons who shall be authorized to sign notes, checks, drafts, contracts, deeds, mortgages and other instruments on behalf of the corporation.

                  (e) To appoint and remove transfer agents and/or registrars for the corporation's shares.

                  (f) To fix a time, not exceeding seventy-five (75) days
                      preceding the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or (subject to contract rights with respect thereto) the date when any change or conversion or exchange of shares shall be made or go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive payments of any such dividend, distribution, or allotment of rights, or to exercise the right in respect to any such change, conversion or exchange of shares, and, in such case, only the persons who are shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive payment of such dividend, distribution, or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid, or redemption of any shares by the corporation after any record date fixed as aforesaid, and such persons shall conclusively be deemed to be the shareholders of the corporation on such record date notwithstanding notice or knowledge to the contrary; and the Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such period commencing on such record date.

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                  (g) To establish such rules and regulations respecting the issuance and transfer of shares and certificates for shares as the Board of Directors may consider reasonable.


         Section 3. Meetings of the Board. A meeting of the Board of Directors shall be held immediately following the adjournment of each shareholders' meeting at which directors are elected, and notice of such meeting need not be given.

         The Board of Directors may, by by-laws or resolution, provide for other meetings of the Board.

         Special meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board, the President, a Vice President, or one-half of the members of the Board.

         Notice of any special meetings of the Board of Directors shall be mailed to each director, addressed to him at his residence or usual place of business, at least three (3) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph or be given personally or by telephone, not later than the day before the day on which the meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purpose thereof. Notice of any meeting of the Board need not be given to any director, however, if waived by him in writing or by telegraph, whether before or after such meeting be held, or he shall be present at such meeting; and any meeting of the Board shall be a legal meeting without any notice thereof having been given, if all the directors shall be present thereat. Any number of Directors may attend a meeting and vote by telephone, so long as all Directors may speak to all Directors and hear all Directors.

         All meetings of the Board shall be held at the principal offices of the corporation in Mahoning County, Ohio, or at such other place, within or without the State of Ohio, as the Board may determine from time to time and as may be specified in the notice thereof.

         Section 4. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business, provided that whenever less than a quorum is present at the time and place appointed for any meeting of the Board, a majority of those present may adjourn the meeting from time to time, without notice other than by announcement at the meeting, until a quorum shall be present.

         Section 5. Compensation. The directors shall be entitled to reasonable compensation as determined by resolutions of the Board of Directors.

         Section 6. By-laws. For the government of its actions, the Board of Directors may adopt by-laws consistent with the Articles of Incorporation and these Regulations.

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                                    ARTICLE V
                                   Committees

         The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, provide for such standing or special committees as it deems desirable and discontinue the same at pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be delegated to it by the Board of Directors. Vacancies in any such committees shall be filled by the Board of Directors or as it may provide.


                                   ARTICLE VI
                                    Officers

         Section 1. General Provisions. The Board of Directors shall elect a Chairman of the Board, a President, such number of Vice Presidents as the Board may from time to time determine, a Secretary and a Treasurer. The Board of Directors may from time to time create such offices and appoint such other officers, subordinate officers and assistant officers as it may determine. The Chairman of the Board and the President shall be, but the other officers need not be, chosen from among the members of the Board of Directors. Any two or more of such offices, other than that of President and Secretary, may be held by the same person.

         Section 2. Term of Office. The officers of the corporation shall hold office during the pleasure of the Board of Directors, and, unless sooner removed by the Board of Directors, until the organization meeting of the Board of Directors following the date of their election and until their successors are chosen and qualified.

         The Board of Directors may remove any officer at any time, with or without cause, by a majority vote.

         A vacancy in any office, however created, shall be filled by the Board of Directors.


                                   ARTICLE VII
                               Duties of Officers

         Section 1. Chairman of the Board. The office and person of the Chairman of the Board may also be known as "Board Chair," "Chairwoman," "Chair," "Chairperson," or other similar non-masculine descriptive title as adopted by the incumbent officer and shall be exclusively so known if he or she so directs. The Chairman of the Board shall preside at all meetings of the shareholders and shall also preside at meetings of the Board of Directors. The Chairman shall have general supervision, direction and control over the business of the Corporation and over its several officers, subject, however, to the control of the Board of Directors.

         Section 2. President. The President shall be the Chief Executive Officer of the Corporation, and in that capacity shall manage the daily affairs of the Corporation. Within this authority, the President shall have the authority to sign all deeds, mortgages, bonds, contracts, notes, and other instruments of the Corporation and shall have the authority to appoint, remove, employ and discharge, and prescribe the duties and fix the compensation of all

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agents and employees of the Corporation other than the duly appointed officers, but subject to the direction of the Board of Directors and the Chairman of the Board. The President shall seek the advice and consent of the Chairman of the Board on all important corporate actions and policy matters.

         Section 3. Vice Presidents. The Vice President or Vice Presidents, if more than one is elected, shall perform such duties as may from time to time be assigned by the Board of Directors or the President.

         Section 4. Secretary. The Secretary shall keep minutes of all the proceedings of the shareholders and Board of Directors, and shall make proper record of the same, shall attest to records, sign all certificates for shares, and all deeds, mortgages, bonds, contracts, notes, and other instruments executed by the corporation requiring the Secretary's signature; give notice of meetings of shareholders and directors; produce on request at each meeting of shareholders for the election of directors a certified list of shareholders arranged in alphabetical order; keep such books as may be required by the Board of Directors, and file all reports to States and to the Federal Government; and perform such other and further duties as may from time to time be assigned to the Secretary by the Board of Directors, or by the Chairman or by the President.

         Section 5. Treasurer. The Treasurer shall be the Chief Financial Officer of the Corporation and shall receive and have in charge all moneys, bills, notes, bonds, and similar property belonging to the corporation and shall do with the same as may be ordered by the Board of Directors. The Treasurer shall keep such financial accounts as may be required and shall generally perform such other duties as may from time to time be required of the Treasurer by the Board of Directors. The Treasurer shall furnish such bond in such amount and with such security as shall be required by the Board of Directors and may prepare, for submission at each regular meeting of the shareholders, a detailed statement of the financial condition of the corporation and may sign or countersign all checks or notes or other evidences of indebtedness issued or authorized for the benefit of the corporation and may receive and collect all moneys or other credits due said corporation and deposit them in a bank designated by the Directors to the credit of and for the benefit of the corporation.

         Section 6. Assistant and Subordinate Officers. The Board of Directors may appoint such assistant and subordinate officers as it may deem desirable. Each such officer shall hold office during the pleasure of the Board of Directors, and perform such duties as the Board of Directors may prescribe.

         The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers, to prescribe their authority and duties, and to fix their compensation.

         Section 7. Duties of Officers May Be Delegated. In the absence of any officer of the corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties, or any of them, of such officer to any other office, or to any director.

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                                  ARTICLE VIII
                             Certificates for Shares

         Section 1. Form. Certificates for shares shall be in such form as the Board of Directors may from time to time determine or approve, or in the event the Board of Directors has not made such determinations or given such approval, in such form as the Secretary shall determine or approve. Each shareholder of this corporation whose shares have been paid in full shall be entitled to a certificate or certificates showing the number of shares of each type registered in his name on the books of the corporation. Each certificate shall be issued in numerical order and shall be signed by the Chairman or President, and the Secretary or any Assistant Secretary. A full record of each certificate as issued shall be kept by the Secretary of the corporation.

         Section 2. Transfers. Subject to any transfer restrictions contained in the Stock Option Plan of the Corporation, or noted conspicuously on each certificate representing shares, shares shall be transferable on the books of the corporation by the holders thereof in person or by a duly authorized attorney, upon surrender and cancellation for certificates for a like number of shares of the same class or series, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the corporation or its agents may reasonably require. Certificates so surrendered shall be cancelled and attached to the stubs corresponding thereto in the stock certificate books.

         Section 3. Lost, Destroyed or Mutilated Certificates. If any certificate of shares in this corporation shall become worn, defaced or mutilated, the Directors, upon production and surrender thereof, may order the same cancelled and a new certificate issued in lieu thereof. If any such certificate be lost or destroyed, the Directors, upon receipt of evidence satisfactory to them of such loss or destruction and upon giving of such indemnity as they shall deem satisfactory, may order a new certificate to be issued to the person last appearing upon the books of the corporation to be the owner of such lost or destroyed certificate.


                                   ARTICLE IX
                                   Fiscal Year

         The fiscal year of the corporation shall end on the 31st day of December in each year, or on such other day as may be fixed from time to time by the Board of Directors.


                                    ARTICLE X
                                      Seal

         The Board of Directors may provide a suitable seal containing the name of the corporation. If deemed advisable by the Board of Directors, duplicate seals may be provided and kept for the purposes of the corporation.

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                                   ARTICLE XI
                 Contracts, Checks, Notes and Other Instruments

         All contracts, agreements and other instruments authorized by the Board of Directors, and all checks, drafts, notes, bonds, bills of exchange and orders for the payment of money shall, unless otherwise directed by the Board of Directors, or unless otherwise required by law, be signed by any two of the following officers: Chairman of the Board, President, Treasurer, or Secretary. The Board of Directors may, however, authorize any one of said officers to sign checks, drafts, and orders for the payment of money singly and without the necessity of counter-signature, and may designate officers and employees of the corporation other than those named above, or different combinations of such officers and employees, who may, in the name of the corporation, execute checks, drafts, and orders for the payment of money in its behalf.


                                   ARTICLE XII
                      Indemnification of Directors, et al.

         (1) The Corporation shall indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a pleas of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         (2) The Corporation shall indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit, by or in the right of the Corporation to procure a judgment in its favor (also known as shareholder derivative actions), by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any of the following:

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            (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit is brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

            (b) Any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code, relating to unlawful loans, dividends or distributions.

         (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (1) of (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with this action, suit, or proceeding.

         (4) Any indemnification under division (1) or (2) of this section, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (1) or (2) of this section. Such determination shall be made as follows:

            (a) By a majority vote of the quorum consisting of directors of the Corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (1) or (2) of this section;

            (b) If the quorum described in division (4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation or any person to be indemnified within the past five years;

            (c) By the shareholders;

            (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (1) or (2) of this section was brought.

         Any determination made by the disinterested directors under division
(4)(a) or by independent legal counsel under division (4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the Corporation under division (2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

         (5)(a) Unless at the time of the director's act or omission that is the subject of an action, suit, or proceeding referred to in division (1) or (2) of this section, the only liability asserted against a director in an action, suit, or proceeding referred to in division (1) or (2) of this section is pursuant to

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Section 1701.95 of the Ohio Revised Code (which relates to unlawful loans, dividends or distributions), expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the Corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

               (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation;

               (ii) Reasonably cooperate with the Corporation concerning the action, suit, or proceeding.

            (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (1) or (2) of this section, shall be paid by the Corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the Corporation.


                                  ARTICLE XIII
                                   Amendments

         This Code of Regulations may be amended or repealed by the affirmative vote of 50% of the total votes of Class A Common Stock, Class B Common Stock and Voting Preferred Stock combined; each Class A share being entitled to one (1) vote per share, and each Class B share and Voting Preferred share being entitled to ten (10) votes per share.

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